UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Global Pharm Holdings Group, Inc. (“Global Pharm” or the “Company”), a China-based leading vertically integrated pharmaceutical company engaged in pharmaceutical-related products distribution and Traditional Chinese Medicine herbs cultivation through its subsidiaries in Anhui, Jilin and Shandong provinces, today announced that, on May 31, 2011, it completed the acquisition of 100% equity interests for two city-level pharmaceutical distribution companies in Shandong province: Tai’an Senlin Pharmaceutical Co., Ltd. (“Tai’an Senlin”) and Zibo Hongmao Pharmaceutical Sales Co., Ltd. (“Zibo Hongmao”). With the completion of these acquisitions, Tai’an Senlin and Zibo Hongmao become wholly owned subsidiaries of Shandong Global Pharm Co., Ltd., a wholly owned subsidiary of the Company.

Attached hereto as Exhibit 99.1 is the Press Release announcing the acquisition of Tai’an Senlin and Zibo Hongmao by the Company.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 — Press Release dated June 2, 2011 announcing the acquisition of Tai’an Senlin and Zibo Hongmao by the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer